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                                                                   Exhibit 11(a)

                    [Willkie Farr & Gallagher LLP letterhead]


April 13, 2004


Smith Barney Allocation Series Inc.
125 Broad Street
New York, New York  10004

Ladies and Gentlemen:

You have requested us, as counsel to Smith Barney Allocation Series Inc. ("Allocation Series"), a corporation organized under the laws of the State of Maryland, to furnish you with this opinion in connection with Allocation Series' filing of its Registration Statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering the Class A, Class B and Class L shares of High Growth Portfolio (the "Acquiring Fund"), a series of Allocation Series, to be issued pursuant to a Plan of Reorganization ("the Plan") between the Acquiring Fund and Global Portfolio (the "Acquired Fund"), another series of Allocation Series. The Plan provides for the proposed acquisition of all of the assets and liabilities of the Acquired Fund by the Acquiring Fund, the amendment of Allocation Series' Charter reclassifying all Class A, Class B, Class C*, Class Y and Class Z shares of the Acquired Fund as Class A, Class B, Class C*, Class Y and Class Z shares, respectively, of the Acquiring Fund (the "Charter Amendment") and the accomplishment of the reclassification by the issuance of Class A, Class B and Class C shares (the "Shares") of the Acquiring Fund to Class A, Class B and Class C shareholders, respectively, of the Acquired Fund.

We have examined the Registration Statement, substantially in the form in which it is to become effective, the Allocation Series' Articles of Incorporation and By-laws, each as amended, and the Plan. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us including, but not limited to, certificates of officers of Allocation Series. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of Allocation Series and others, which facts we have not independently verified.

Based on the foregoing, we are of the opinion that when (i) the Charter Amendment has been approved by the stockholders of the Acquired Fund and accepted for record by the Maryland State Department of Assessments and Taxation and (ii) the Shares have been issued pursuant to the Charter

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* Effective April 29, 2004, the Acquiring Fund's and the Acquired Fund's Class L
  shares will be redesignated Class C shares.

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Smith Barney Allocation Series Inc.
April 13, 2004
Page 2

Amendment and as contemplated in the Prospectus/Proxy Statement included in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. We are admitted to the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinion set forth above is, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the State of Maryland, we have relied on the opinion of Venable LLP appended to this letter. We assume no obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of changes of, circumstances or events which occur subsequent to this date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We are furnishing this opinion solely for your benefit and this opinion may not be relied upon by any other person without our prior written consent.

Very truly yours,


/s/ Willkie Farr & Gallagher LLP